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                                                                      Exhibit 17
                                                                      ----------

                    LM Institutional Fund Advisors II, Inc.

                               100 LIGHT STREET
                              BALTIMORE, MD 21202

The undersigned hereby appoints Marc R. Duffy and Philip E. Sachs, and each of them, as proxies of the undersigned (the "Proxies"), each with full power to appoint his substitute, and hereby authorizes each of them to represent and vote all the shares of common stock of the LM Value Institutional Portfolio series of LM Institutional Fund Advisors II, Inc. (the "Company") held of record as of January 26, 2001 at the Special Meeting of Shareholders to be held at the offices of the Company, 100 Light Street, Baltimore, MD 21202 on March 9, 2001, at 11:00 a.m. (Eastern Time), and at any and all of the adjournments or postponements thereof.

This proxy is being solicited by the Board of Directors of the Company. When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted FOR approval of the Agreement and Plan of Reorganization and Termination with respect to the acquisition of LM Value Institutional Portfolio by Legg Mason Value Trust, Inc. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting unless otherwise prohibited by the undersigned. A shareholder wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this proxy and return it in the envelope provided.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Note: Please sign exactly the name(s) that appear(s) on this proxy card. Shares of the Company registered in the name of a corporation, partnership, trust or other entity may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by authorized person. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

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PLEASE MARK VOTE AS IN THIS

EXAMPLE                       [X]


===================================

LM VALUE INSTITUTIONAL PORTFOLIO

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Mark box at right if an address
change or comment has been noted
on the reverse side of this card  [_]


                                                                                             For    Against   Abstain
                                                       1.   To approve the Agreement
                                                            and Plan of Reorganization       [_]      [_]       [_]
                                                            and Termination with
                                                            respect to the acquisition
                                                            of LM Value Institutional
                                                            Portfolio by Legg Mason
                                                            Value Trust, Inc.




                                                ------------------------
Please be sure to sign and date proxy             Date
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                                                                           Please sign exactly as name appears to the left.  When
                                                                           signing as attorney, executor, administrator, trustee, or
                                                                           guardian, please give full title as such.  If signing
                                                                           for a corporation, please sign in full corporate name by
                                                                           authorized  person.  If a partnership, please sign in
                                                                           partnership name by authorized person.

Shareholder signs here                            Co-owner signs here      RECORD DATE SHARES:
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